EXHIBIT 99.1

FOR RELEASE December 18, 2014

SOURCE: Uni-Pixel, Inc.

UniPixel to Present at Needham Annual Growth Conference on January 14, 2015

Management to Discuss Commercial Rollout of ‘InTouch Sensors™ Powered by Kodak’ for Mobile and All-In-One Devices

THE WOODLANDS, Texas — December 18, 2014 —UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics, lighting and display markets, has been invited to present at the Needham Annual Growth Conference being held on January 11-15, 2015 at the New York Palace Hotel in NYC.

UniPixel President and CEO Jeff Hawthorne is scheduled to present on Wednesday, January 14, 2015 at 12:45 p.m. Eastern time, with one-on-one meetings held throughout the day. He will discuss UniPixel’s revolutionary InTouch Sensors™ for mobile and all-in-one devices the company is developing in partnership with Kodak, and which is on track for commercial roll-out in 2015.

The presentation will be webcast live and available for replay at http://wsw.com/webcast/needham69/unxl  and the UniPixel website at www.unipixel.com.

For more information about the conference or to schedule a one-on-one meeting with UniPixel management, please contact your Needham representative or visit www.needhamco.com.

About InTouch Sensors
Based on advanced metal-mesh technology, InTouch Sensors offer unique functional advantages over traditional ITO-based sensors, including greater touch sensitivity, speed and distinction, better durability, flexibility and noise immunity, and extensibility to a greater variety of sizes and form factors. InTouch Sensors use copper rather than indium tin oxide (ITO), a rare-earth element used by other touchscreens which is brittle, scarce and expensive. UniPixel produces InTouch Sensors using its proprietary Copperhead™ additive, roll-to-roll manufacturing process for printing patterns and fine-line conductive elements on thin film.

As an additive process for touch sensor production, Copperhead promises numerous advantages over subtractive ITO-based manufacturing, including lower cost due to less process waste, fewer mastering costs by design and a more simplified supply chain. The Copperhead process can produce electronic conductive films for a variety of other applications, including gesture sensors, EMI/RFI Shielding, antennas and capacitive switches, or any application that requires high-fidelity replication of advanced micro-optic structures and surface characteristics over small or large areas.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Display and Flexible Electronics markets. UniPixel's Copperhead™ high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2013. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com